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                                                                   EXHIBIT 10.20


                          Share Purchase AGREEMENT

This AGREEMENT is made on the 30th day of June, 2000 by and between:

(1) MR. RAJESH JAIN son of MR. CHANDANMAL JAIN residing at C-51 Siddhartha Building, 21, Nepean Sea Road, Mumbai - 400 036; and

(2) MS. BHAVANA R JAIN wife of MR. RAJESH JAIN residing at C-51 Siddhartha Building, 21, Nepean Sea Road, Mumbai - 400 036; and

(3) C.M. JAIN IMPEX AND INVESTMENTS PRIVATE LIMITED a private company incorporated under the Companies Act, 1956 and having its registered office at 304, Tulsiani Chambers, 212, Nariman Point, Mumbai - 400 021.

who are shareholders of IndiaWorld Communications Private Limited described hereinafter, and whose names and details of shareholding in the company are given in Schedule 1 hereto (all of whom are hereinafter collectively referred to as the "Vendors" and individually referred to as a "Vendor") of the First Part;

(4) SATYAM INFOWAY LIMITED, a public company within the meaning of the Companies Act, 1956 (1 of 1956) having its registered office at II Floor, 1-8-303/36, Mayfair Centre, S.P. Road, Secunderabad 500 003 (hereinafter referred to as the "Purchaser") of the Second Part; and

(5) INDIAWORLD COMMUNICATIONS PRIVATE LIMITED, a private company within the meaning of the Companies Act, 1956 (1 of 1956) and having its registered office at 304 Tulsiani Chambers, 212 Nariman Point, Mumbai - 400 021, India (hereinafter referred to as the "Company") of the Third Part.

WHEREAS:

(A). The parties have signed an agreement dated 29 November 1999 titled "Agreement for Option to Purchase Shares" (hereinafter the "Option Agreement") where under the Purchaser has acquired an option to purchase from the Vendors 1,51,000 equity shares of Rs.10 each held by the Vendors in the Company for the consideration and on the terms and conditions contained in the said Option Agreement;

(B). Subject to the terms and conditions contained in the Option Agreement the Purchaser is entitled to acquire from the Vendors the said 1,51,000 shares in the Company at any time till 30 September 2000 for an aggregate consideration of Rs.376,74,00,000;
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376,74,00,000 (Rupees Three hundred seventy six crores Seventy four lacs);

(C). The Vendors have desired that the consideration for the sale of the 1,51,000 shares in the Company be partly paid and discharged by issue and allotment of shares to the Vendors in the Purchaser and the Purchaser has agreed to the same;


NOW THIS AGREEMENT WITNESSETH as under:

1. In modification of the terms of the Option Agreement dated 29 November 1999 the Vendors and the Purchaser agree that the aggregate consideration payable by the Purchaser to the Vendors for sale and transfer of 1,51,000 shares held by the Vendor in the Company viz. Rs.376,74,00,000 shall be paid and discharged by the Purchaser to the Vendors in the following manner:

     (a). Rs.51,31,00,000 adjusted against the earnest money paid in terms of the Option Agreement;

     (b). Rs.110 crores (rounded off to the nearest rupee) to be paid by issue and allotment to the Vendors of 2,68,500 equity shares in the Purchaser of Rs.10 each at premium of Rs.4,086.64 (the value calculated at Rs.4,096.64 per share being the equivalent in Indian Rupees of the value of four ADRs of SIFY in NASDAQ at the end of business on Friday the 23rd June 2000 converted at the US Dollar to Rupees rate equivalent at that time). These shares will be issued and allotted to the three vendors on or before 11th July 2000 in the following manner:

          (i)    RAJESH JAIN          2,630 equity shares in the Company
          (ii)   MS. BHAVANA R JAIN   2,630 equity shares in the Company
          (iii)  C.M. JAIN IMPEX AND INVESTMENTS
                 PRIVATE LIMITED 2,63,240 equity shares in the Company


     (c) The balance Rs 215.43 crores shall be paid and discharged by payments as follows:


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          (i)    C.M. JAIN IMPEX AND INVESTMENTS PRIVATE LIMITED: Rs.215.43
                 crores by demand draft.

2. The terms and conditions contained in the Option Agreement shall be binding and enforceable in all respects subject only to the modifications contained in this Agreement. The issue and allotment in favour of the Vendors of the shares in the Purchaser mentioned in clause 1 (a) above shall be completed at the time of completion in terms of clause 5 of the Option Agreement.

IN WITNESS WHEREOF, the parties have signed and executed this Agreement on the date first above mentioned.



SIGNED AND DELIVERED BY:

1.  MR. RAJESH JAIN
2.  MS. BHAVANA R JAIN
3.  C.M. JAIN IMPEX AND
INVESTMENTS PRIVATE LIMITED
by the hand of its Director,
Mr. C.M. Jain the Vendors
within Named in the presence


SIGNED AND DELIVERED BY
On behalf of SATYAM
INFOWAY LIMITED,
the Purchaser within named
by the hand of its duly
authorised official in
the presence of


SIGNED AND DELIVERED BY
On behalf of India World Communication
Private Limited
the Company within named,
by the hand of C.M. Jain
its Director in the
presence of

SIGNED AND DELIVERED BY
1.  Mr. Rajesh Jain
2.  Mr. Chandanmal Jain
3.  Ms. Pushpa C. Jain
Directors of INDIA WORLD
COMMUNICATIONS PRIVATE
LIMITED in the prsence of